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                                                                  EXHIBIT 10.23


March 13, 1998



Mr. Tony N. Domit
12117 El Nora Place
Granada Hills, CA  91344

Dear Tony:

The purpose of this letter is to summarize the arrangements we have discussed regarding your retiring as President and Chief Executive Officer of Document Sciences Corporation (DSC) on March 13, 1998.

At the end of your service as employee, you will receive eighteen (18) months of compensation based on your current annual salary of $192,000. You may elect a lump sum payment, or to spread payments over whatever period you chose in equal installments payable up to a maximum of twenty four (24) months. You must make this election by the close of the business day on your last day of service.

Federal law allows you and/or your spouse and/or your eligible dependents to continue certain health coverage without interruption under the Company's medical plan for up to 18 months, normally at your own expense, through the Consolidated Omnibus Budget Reconciliation Act (COBRA). The monthly premium will equal the group rate in effect plus an additional two (2) percent administrative fee. An election form will be provided you that provides further details regarding COBRA coverage. If you elect COBRA coverage, DSC will pay the premiums for the eighteen (18) months.

At such time as you cease to serve on the Board of Directors of DSC, DSC shall fulfill and honor in all respects its obligations under Section 6.1 of the By-Laws and pursuant to the Indemnification Agreement dated September 18, 1996, between you and DSC to the extent arising out of or pertaining to any action or omission in your capacity as a director or officer of DSC or any DSC subsidiary.

All other benefits and perquisites for which you are eligible in your current position e.g. car allowance, computer and related equipment, cellular phone, etc. will end effective at the time you cease being an employee of DSC.


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Tony N. Domit
March 13, 1998
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You will be permitted to retain your DSC laptop for a period of seven (7) days after your last day as a DSC employee in order to permit you to transfer your personal files to another computer. In the event you wish to purchase your current laptop computer, you will be permitted to do so at a price to be agreed to by you and DSC. You must make and communicate the decision to do this prior to the end of the seven (7) day period mentioned in this paragraph. As a condition of retaining your laptop computer for this seven (7) day use period, you agree to delete all files pertaining to DSC at the conclusion of your employment.

Our records indicate the following with regard to your Document Sciences Corporation stock options:

        Grant Date               Grant Approved                  Option Price
         7/12/96                     17,448                        $10.00

Your existing stock options will cease vesting effective the last day of your employment or service as a DSC director, whichever is later, consistent with the Company's stock option plan. Stock options will not vest during the period you may elect to receive your severance salary package, assuming this period is longer than your period of service as a member of the DSC board of directors.

At the end of your employment, as a retiree under the DSC stock option plan you will have an additional twelve (12) months to exercise any vested options.

You agree at all times in all communications with any third party regarding DSC or your employment by the Company to consistently speak favorably of DSC, its products and of the manner in which you were treated by DSC throughout your employment and following such employment, without, however, being under any obligation to make any untrue statements or misrepresentations.

You further agree at all times, unless under compulsion of legal process, to strictly avoid taking any actions or making any utterance that is likely to affect adversely on DSC or that may, in any way, prejudice or otherwise adversely affect or cast aspersions upon DSC (including, without







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limitation, the reputation and good will) or the employees, officers, directors, shareholders thereof, it being acknowledged that similarly DSC will require its officers, directors, and spokespersons to avoid any action or utterance that would affect adversely or cast aspersions upon you either personally or professionally.



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Tony N. Domit
March 13, 1998
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RELEASE

In consideration of the Company's payments and agreements set out in this letter you will be required to sign the attached release. We suggest you consult with legal counsel before signing the release. Your signature below indicates your understanding and approval of the terms of this agreement.

Please do not hesitate to contact me with any questions you may have concerning the contents of this letter.

Sincerely,




Thomas L. Ringer
Chairman, Board of Directors
Document Sciences Corporation









------------------------------------
Tony N. Domit                Date

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[DOCUMENT SCIENCES CORPORATION LOGO]

6333 Greenwich Drive,Suite 200, San Diego, CA  92122



                                 GENERAL RELEASE

1. In consideration of Document Sciences Corporation (the "Company") agreement to provide consideration as more particularly set forth in the letter dated March 13, 1998, from Thomas L. Ringer to Tony N. Domit, attached hereto and incorporated herein, and other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, I, Tony N. Domit, release the Company, Document Sciences Corporation, and their respective employees, directors, officers, agents, stockholders, subsidiaries, affiliates, successors and assigns, and the Company employee benefits plans in which I am now or have been a participant and their trustees, administrators, successors, assigns, agents and employees (the "Releasees"), from any and all claims of any kind, known or unknown, which I now have or may have against the Releasees by reason of facts which have occurred prior to the date of this Release. Such released claims include, without limitation, any and all claims of age discrimination under the Age Discrimination in Employment Act, the Older Worklers' Benefits Protection Act of 1990, employment discrimination under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities At of 1990, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.1001, et seq., and the laws of the State of California including by example and not limitation the California Fair Employment and Housing Act and the Fair Employment Practices Act, the California Labor Code, as well as any and all claims arising out of, based upon or relating to the hire, offer of employment by Releasees, employment contract, if any, between myself and Releasees, any representations or commitments made by the Releasees regarding future employment, remuneration, promotion, discipline, termination from employment, or benefits payable by Releasees to me including but not limited to any and all claims under State contract or tort law such as breach of the implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress and defamation, all claims for punitive or compensatory damages, costs or attorney fees, and any and all claims I have against the Company based upon its employees relocation policy.

2. I acknowledge and agree that the consideration set forth in this Release is in addition to anything of value to which I am otherwise entitled by law and the Company policy.

3. I understand and agree that this Release and Releasees' agreement to provide consideration as set forth above are not intended and should not be construed, in any way, as an admission by Releasees of wrongdoing or liability.

4. I agree that I will not file or pursue any charge, claim or action with any government agency or any court against the Releasees based upon any event or occurrence which took place prior to the date of this Release. However, I understand that nothing set forth in this Release shall be construed as a condition precedent, penalty or other limitation of my right to file a charge or complaint with, or participate in an investigation or proceeding conducted by, the EEOC or any comparable state agency.


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5. I agree that if I act contrary to the representations and obligations set forth in this Release, I shall repay to the Company upon demand any and all moneys paid to me by the Company in consideration of this release. Moreover, if I act contrary to paragraph 4 of this Release, I agree to pay all costs and expenses of defending the charge, claim or action incurred by Releasees, including reasonable attorneys fees.

6. Should any provision of this Release, with the exception of paragraph 1, be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. Should paragraph 1 be declared or be determined by any court to be illegal or invalid as a result of legal proceedings instituted by me, the purpose of this entire Agreement shall be deemed to have failed and I shall return all cash consideration paid by the Company hereunder.

7. I agree to treat the existence and substance of this Release as Confidential and shall not disclose it to other persons within or outside the Releasees except as required by law.

8. I am familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Being aware of this code section, I hereby expressly waive any rights I may have thereunder, as well as any other statutes or common law principles of similar effect.

9. I acknowledge that I have been advised by the Company as follows:

     - TO CONSULT WITH AN ATTORNEY OF MY CHOOSING TO COUNSEL ME AS TO MY RIGHTS BEFORE I SIGN THIS RELEASE;

     - TO TAKE SUFFICIENT TIME TO DECIDE WHETHER TO SIGN THIS RELEASE. I HAVE 21 DAYS FROM THE DATE THIS RELEASE IS PROVIDED TO ME TO CONSIDER IT BEFORE I SIGN AND RETURN IT TO THE COMPANY;

     - THAT EVEN AFTER I SIGN AND RETURN THIS RELEASE TO THE COMPANY, I WILL HAVE 7 DAYS THEREAFTER TO CHANGE MY MIND AND REVOKE ANY RELEASE BY ASKING THE COMPANY FOR ITS RETURN.


Date release provided to Tony N. Domit:     _________________________ , 1998

Executed at __________________________________________ , _____________________

Date: __________________ , 1998

By: ______________________________________


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